Handeni Gold Inc. update on exploration activities.

Vancouver, British Columbia, January 23, 2014 -- Handeni Gold Inc. (the "Company" or "Handeni Gold") (OTCQB: HNDI) update on Prospecting licenses, Exploration activities and the Unsecured Term Loan Facility Agreement amendment in the United Republic of Tanzania.

The Company is pleased to announce that the renewal applications for its four Prospecting Licenses ("PL's") in the Handeni district were approved and that four PL's have been renewed (PL6742/2010, PL6743/2010, PL6744/2010, and PL6779/2010) as "first renewal licenses" valid for a period of 3 years until September and October 2016. The Company thus retains the majority of its exploration targets as defined by its ongoing exploration program within the remaining prospecting area of approximately 356 km2.

Ongoing exploration is currently focused on the Mjembe target (PL6744/2010) as well as Target 5 (PL6779/2010) where mapping, trenching and pitting will be followed by ground geophysics and ground geochemistry to define drill positions.

Furthermore, the Company is pleased to announce that Handeni Gold Inc. and IPP Ltd. have amended the Unsecured Term Loan Facility Agreement entered on December 7, 2012 and the loan repayment due date has been extended from December 31, 2013 to June 30, 2014 (the original loan agreement was Incorporated by reference to the Quarterly Report on Form 10-Q for the quarterly period ended November 30, 2012 filed on January 9, 2013).For further information please contact:

Handeni Gold Inc.

Dr. R. Scheepers (CEO):
Email: info@handenigold.com

About Handeni Gold Inc.

The Company is an emerging mineral exploration company focused on exploring and developing mining opportunities in Tanzania. For more information, go to www.handenigoldltd.com.

Safe Harbour Statements

This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities of the Company nor there any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Except for the statements of historical fact contained herein, the information presented in this news release may constitute "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Although the Company has attempted to identify important factors and risks that could cause actual actions, events or results to differ materially from those described in forward-looking statements including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the United States Securities and Exchange Commission (the "SEC") (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com), there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.